UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 10, 2012

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street
San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Compensation Matters

On December 10, 2012, the Compensation Committee of the Board of Directors of Sanmina Corporation (the “Company”) approved the Fiscal Year 2013 Corporate Bonus Plan (the “2013 Plan”). The 2013 Plan contains the fiscal 2013 incentive compensation targets, expressed as a percentage of base salary, for the current named executive officers of the Company as follows: Jure Sola (Chief Executive Officer): 150%; Robert K. Eulau (Executive Vice President and Chief Financial Officer): 100%; Michael R. Tyler (Executive Vice President, General Counsel and Corporate Secretary): 75%; and Dennis R. Young (Executive Vice President, Worldwide Sales and Marketing): 75%. The 2013 Plan also contains targets for the Company’s revenue, non-GAAP operating margin, cash flow, inventory turns and return on invested capital for fiscal 2013. The Company’s performance for fiscal 2013 will be measured against these targets.  Should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2013 Plan. Each participant’s actual incentive compensation for fiscal 2013 will be determined by reference to his incentive compensation target, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2013. The Compensation Committee retains the right to terminate or amend the 2013 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and can also adjust an individual’s incentive compensation up or down on a discretionary basis.

Also on December 10, 2012, the Compensation Committee approved increases in the salaries of the Chief Executive Officer and Chief Financial Officer from $805,700 to $900,000 and from $480,000 to $510,000, respectively.

Retirement of Director

On December 10, 2012, A. Eugene Sapp, a member of the Company’s Board of Directors, confirmed his intention to retire from his position with the Company. As such, Mr. Sapp will not stand for reelection at the Company’s 2013 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Robert K. Eulau
Robert K. Eulau
Executive Vice President and Chief Financial Officer

Date: December 14, 2012